                                                                  Exhibit 99.1


                            (BACKYARD BURGERS LOGO)


Contact:  Michael G. Webb
          Chief Financial Officer
          (901) 367-0888 Ext. 1226


          BACK YARD BURGERS REPORTS FOURTH QUARTER AND YEAR-END RESULTS


MEMPHIS, TENNESSEE (FEBRUARY 17, 2004) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the fourth quarter and fiscal year ended January 3, 2004. Because Back Yard Burgers' fiscal year ends on the Saturday closest to December 31, fiscal year 2003 contains 53 weeks versus 52 weeks for the prior year. As a result, sales for fiscal year 2003 are not directly comparable with those of the prior 52-week fiscal year. Likewise, the fourth quarter reporting period contains 14 weeks for fiscal year 2003 versus 13 weeks in the year-earlier period.

- The company reported that fiscal year 2003 system-wide sales for the chain eclipsed $100,000,000 for the first time in the history of the company. System-wide sales for the company in 2003 were $100,524,000 compared with $84,951,000 in 2002.

- Total revenues for the 14-week period ended January 3, 2004, were $10,252,000, an increase of 20.1% over total revenues for the 13-week period ended December 28, 2002.

- Net income for the 14-week period ended January 3, 2004, was $422,000, or $0.08 per diluted share, an increase of 29.1% over net income of $327,000, or $0.07 per diluted share, for the 13-week period ended December 28, 2002. Pre-tax income for the 14-week period ended January 3, 2004, was reduced by $78,000 for a reserve relating to the land leases of previously closed stores.

- Same-store sales for company-operated restaurants increased 9.7% for the 14-week period ended January 3, 2004, and 2.6% for the year ended January 3, 2004, on a comparable week basis. Same-store sales for franchised restaurants decreased 0.9% for the 14-week period ended January 3, 2004, and 4.2% for the year ended January 3, 2004, on a comparable week basis.

- Unit activity for the quarter included five franchised store openings and two franchised store closings. The Back Yard Burgers restaurant system increased from a total of 119 restaurants at the end of fiscal year 2002 to 132 restaurants at the end of fiscal year 2003.

- During 2003, the company entered into 27 new agreements for the development of an additional 152 franchised restaurants. Development schedules relating to these agreements range in term from one to ten years.

- The company also reported record fiscal year revenues for the year ended January 3, 2004. Revenues for the company increased 11.9% to $38,829,000 for the 53-week period ended January 3, 2004, from $34,687,000 for the 52-week period ended December 28, 2002. Net income decreased 11.4% to $1,309,000, or $0.26 per diluted share, from $1,477,000, or $0.29 per diluted share in the prior year.




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BYBI Reports Fourth Quarter and Year-end Results
Page 2
February 17, 2004


Under the terms of a Development Agreement entered into in January 2002 with YUM! Brands, Inc., the company granted YUM! the right to use Back Yard Burgers' trademarks in connection with the establishment and operation of up to ten Back Yard Burgers outlets as part of multi-brand units with Taco Bell, Pizza Hut and/or KFC operations. The Development Agreement also granted YUM! an option to co-brand up to 500 additional Back Yard Burgers restaurants within certain geographic areas if certain conditions were satisfied. YUM! did not exercise its option, but has entered into a non-binding term sheet which contemplates that the Development Agreement would be amended to provide YUM! with the right to license and sublicense the Back Yard Burgers concept and trademarks in connection with the establishment and operation of up to 500 stand alone and multi-brand outlets. While no binding agreement has been reached with YUM! to amend the terms of the Development Agreement to provide for the operation of more than ten co-branded stores, the company is currently holding discussions with YUM! with respect to the terms and conditions under which such a license and sublicense would be granted.

As of February 17, 2004, the company's restaurant system comprised 134 units, including 42 company-operated stores and 92 franchised stores (of which nine are co-branded restaurants under our Development Agreement with YUM! Brands, Inc.). Expansion plans for fiscal year 2004 include three company-operated stores and 30 or more franchised stores.

Back Yard Burgers operates and franchises quick-service restaurants in 17 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of company-operated and franchised restaurants the company anticipates opening during fiscal year 2004. There are certain important factors that could cause actual results to differ materially from those anticipated by the statements made herein. Among the factors that could cause actual results to differ from predicted or expected results are: delays in opening new stores or outlets because of weather, local permitting or other reasons; increased competition and competitive discounting; cost increases or shortages in raw food products, including the cost of beef; the possibility of unforeseen events affecting the industry generally; and other factors identified under the caption "Forward Looking Statements" contained in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statements reflect management's current expectations and actual results may differ materially. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.




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BYBI Reports Fourth Quarter and Year-end Results
Page 3
February 17, 2004



                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)




                                              FOURTEEN     THIRTEEN    FIFTY-THREE   FIFTY-TWO
                                                WEEKS        WEEKS        WEEKS        WEEKS
                                                ENDED        ENDED        ENDED        ENDED
                                              01/03/04      12/28/02     01/03/04     12/28/02
                                              ---------     ---------    --------     --------
Revenues:
    Restaurant sales                           $  9,093     $  7,538     $ 34,279     $ 30,951
    Franchise and area development fees             193          102          378          227
    Royalty fees                                    707          549        2,621        2,172
    Advertising fees                                187          141          661          548
    Other                                            72          206          890          789
                                               --------     --------     --------     --------
      Total revenues                             10,252        8,536       38,829       34,687
                                               --------     --------     --------     --------

Expenses:
    Cost of restaurant sales                      2,848        2,289       11,117        9,558
    Restaurant operating expenses                 4,326        3,590       16,457       14,536
    General and administrative                    1,154        1,280        4,533        4,433
    Advertising                                     669          501        2,349        1,985
    Depreciation and amortization                   507          348        1,840        1,381
    Impairment of long-lived assets                  78           --           78           --
                                               --------     --------     --------     --------
      Total expenses                              9,582        8,008       36,374       31,893
                                               --------     --------     --------     --------

    Operating income                                670          528        2,455        2,794

Interest income                                       1            5            6           17
Interest expense                                   (119)        (138)        (495)        (520)
Other, net                                          (18)          (8)         (67)         (88)
                                               --------     --------     --------     --------
    Income before income taxes                      534          387        1,899        2,203
Income tax expense                                  112           60          590          726
                                               --------     --------     --------     --------

Net income                                     $    422     $    327     $  1,309     $  1,477
                                               ========     ========     ========     ========

Income per share:
    Basic                                      $   0.09     $   0.07     $   0.28     $   0.31
                                               ========     ========     ========     ========
    Diluted                                    $   0.08     $   0.07     $   0.26     $   0.29
                                               ========     ========     ========     ========

Weighted average number of common shares
  and common equivalent shares outstanding:
    Basic                                         4,740        4,718        4,732        4,709
                                               ========     ========     ========     ========
    Diluted                                       5,113        4,990        5,053        5,058
                                               ========     ========     ========     ========




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